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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 51-0308535) pertaining to the Employee Stock Ownership and Salary Savings Plan of Westcorp of our report dated June 20, 2002 with respect to the financial statements and supplemental schedule of the Westcorp Employee Stock Ownership and Salary Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.



                                             /s/ ERNST & YOUNG LLP

                                             ERNST & YOUNG LLP


Los Angeles, California
July 1, 2002